UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 2, 2010

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On March 2, 2010, the Board of Directors of Cabot Microelectronics Corporation (the “Company”) reconfirmed the basic elements of and approved non-material revisions to the Company’s compensation program for its non-employee directors (“Program”).  A summary of the Program has been previously filed as Exhibit 10.46 to the Current Report on Form 8-K filed March 8, 2007.  The Program now has been revised by changing the form of initial and annual awards of restricted stock to initial and annual awards of restricted stock units, as permitted by the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, as amended and restated September 23, 2008 (“2000 Equity Incentive Plan”).  Effective as of such date and coinciding with the date of the Company’s 2010 annual meeting of stockholders on March 2, 2010, non-employee directors are eligible for the following compensation:

Annual Retainer Fee (no change)	$35,000
Committee and Board Meeting Fees (no change)	$1,500	per meeting
Committee Chair Annual Retainer Fees:
Audit Committee Chairperson (no change)	$20,000
Compensation Committee Chairperson (no change)	$10,000
Nominating and Corporate Governance Committee Chairperson (no change)	$10,000
Annual Non-qualified Stock Option Grant* (no change)	6,000	options
Annual Restricted Stock Unit Award* (previously, Restricted Stock)	2,000	restricted stock units
Initial Non-qualified Stock Option Grant** (no change)	7,500	options
Initial Restricted Stock Unit Award** (previously, Restricted Stock)	2,500	restricted stock units

* Made first as of effective date of appointment to the board, and subsequently, at the time of the Company’s annual meeting, with vesting occurring 25% per year over a four-year period, with first vesting on the anniversary of the grant/award date (no change)

** Made as of the effective date of appointment to the board, with vesting occurring 25% immediately on the grant/award date, and 25% per year on the next three anniversaries of the grant/award date (no change)

As previously provided, upon a non-employee director’s termination of service as a director of the Company for reason of Death, Disability or a Change in Control, as defined in the 2000 Equity Incentive Plan and/or an award agreement, the grant/award will be fully vested.  In addition, pursuant to the approved revisions, if at the time of termination of service for any reason other than by reason of Cause, Death, Disability or a Change in Control, as defined in the 2000 Equity Incentive Plan, the non-employee director has completed at least two full terms as a director of the Company, as defined in the Company’s bylaws, the grant/award will be fully vested.

Under our Directors’ Cash Compensation Umbrella Program (previously filed as Exhibit 10.36), non-employee directors continue to be eligible to choose to receive annual retainer fees, committee chair annual retainer fees and meeting fees either in cash, in fully vested restricted stock under the 2000 Equity Incentive Plan, or as deferred compensation under the Company’s Directors’ Deferred Compensation Plan, as amended September 23, 2008 (“Directors’ Deferred Compensation Plan”). The Directors’ Deferred Compensation Plan, which was previously filed as Exhibit 10.28, allows non-employee directors to defer their compensation in the form of rights to acquire the equivalent number of shares of common stock at the end of the deferral period. Non-employee directors continue to receive their respective annual retainer fees, committee chair annual retainer fees, annual non-qualified stock option grants and annual restricted stock awards at the time of the Company’s annual meeting. Non-employee directors receive their initial non-qualified stock option grant and restricted stock unit award, as well as their first annual non-qualified stock option grant and restricted stock unit award, upon the date of the director’s election to the Board of Directors, if other than the annual meeting date.

A copy of the revised Non-Employee Directors’ Compensation Summary is included herewith as Exhibit 10.46.

This information is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is being filed herewith pursuant to Item 8.01 of Form 8-K:

10.46 Non-Employee Directors’ Compensation Summary as of March 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION

Date: March 10, 2010	By:	/s/ WILLIAM S. JOHNSON
William S. Johnson
Vice President and Chief Financial Officer
[Principal Financial Officer]

INDEX TO EXHIBITS

Exhibit Number	Title
10.46	Non-Employee Directors’ Compensation Summary as of March 2010.